Exhibit 99.1

NEWS RELEASE
Pioneer Energy Services Corp.	1250 NE Loop 410, Suite 1000, San Antonio, Texas 78209

Pioneer Energy Services Announces Agreement with Key Stakeholders to Create Strong Capital

Structure

Pioneer Commences Financial Restructuring through Pre-Packaged Chapter 11 Process with $75 Million in Committed Financing and

Approximately $200 Million in Additional Post-Emergence Financing

Pioneer Operations Are Continuing Without Interruption and With No Expected Impact to

Customers, Vendors or Employees

San Antonio, TX— March 2, 2020 – Pioneer Energy Service Corp. (OTC: PESX) (“Pioneer” or “the Company”) announced today that the Company and certain of its subsidiaries have reached an agreement with its key stakeholders regarding the terms of a comprehensive financial restructuring, including the elimination of its existing notes through a debt-for-equity conversion. To implement the financial restructuring, Pioneer also announced that it had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas to effectuate its pre-packaged Plan of Reorganization (the “Chapter 11 Cases”). This Chapter 11 process does not include the Company’s international entities, the majority of which are located in Colombia. As part of the process, Pioneer began soliciting votes on its Plan of Reorganization from certain of its creditors prior to the filing.

Pioneer expects to continue to operate in the normal course during the court-supervised process and the terms of the restructuring contemplate paying all customer, vendor, and other trade obligations in full in the ordinary course of business.

Pioneer intends to use the Chapter 11 process to implement a balance sheet restructuring by significantly reducing the Company’s long-term debt and related interest costs, providing access to additional financing and establishing a strong capital structure. In addition to equitizing approximately $300 million in aggregate amount of existing notes, Pioneer will raise (i) up to $125 million of new capital through a rights offering of new convertible debt from eligible noteholders and shareholders, a substantial portion of which will be backstopped by certain existing holders and (ii) approximately $78 million of new senior secured notes to be provided by certain existing noteholders. Upon emergence, this new capital will be used to refinance Pioneer’s existing term loan debt, make distributions under the plan and add cash to the balance sheet.

The Company is focused on implementing its restructuring expeditiously through the pre-packaged plan, which is overwhelmingly supported by its secured lenders and noteholders. Upon the consummation of its financial restructuring, Pioneer expects to emerge in a stronger financial position, capable of accelerating future growth and better able to serve our valued customers.

“Over the course of the last several years, Pioneer has been challenged by the difficult economics of the oil and gas industry. We have continued to adapt to the challenging market environment in which we operate, but our strong underlying business has continued to labor under a heavy debt burden. Our objective is to use the restructuring process to implement a balance sheet restructuring and set the Company on a path to succeed in the future with a right-sized debt structure and ample liquidity going forward. We are confident that these are the right steps to deliver value for the benefit of our stakeholders,” said Wm. Stacy Locke, President and Chief Executive Officer of Pioneer Energy Services Corp.

Locke continued, “We appreciate the ongoing hard work and commitment of the entire Pioneer team. I am confident our employees will continue to focus on safety, the day-to-day operations and provide our customers the quality of service they have come to expect from Pioneer. We are also grateful for the ongoing support of our vendors, suppliers and other business partners during the restructuring process.”

Pioneer has received a commitment for $75 million in debtor-in-possession (“DIP”) financing from PNC Bank. Upon Court approval, the new financing and cash generated from the Company’s ongoing operations will be used to support the business during the reorganization process. PNC has also committed to “roll” the DIP financing into an asset-based revolving credit facility at exit.

Pioneer has filed several customary motions with the U.S. Bankruptcy Court seeking authorization to operate its business in the normal course during the Chapter 11 process, including the continued payment of employee wages and benefits without interruption. The Company intends to pay vendors and suppliers in full under normal terms for goods and services provided on or after the filing date in the ordinary course of business. In addition, Pioneer is requesting Court authority to pay for all goods and services delivered in the normal course of business prior to the filing. Pioneer expects to receive Court approval for all of these requests.

Additional information is available by calling (833) 991-0977 (toll free) or (503) 597-7679 (international). Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/pioneerenergy.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Norton Rose Fulbright US LLP are serving as legal counsel to Pioneer, Lazard is acting as financial advisor and Alvarez & Marsal is serving as restructuring advisor. Davis Polk & Wardwell LLP and Haynes and Boone, LLP are acting as legal counsel for the ad hoc group of Senior Unsecured Noteholders and Houlihan Lokey is acting as financial advisor.

About Pioneer Energy Services Corp.

Pioneer Energy Services provides well servicing, wireline, and coiled tubing services to producers primarily in Texas and the Mid-Continent and Rocky Mountain regions. Pioneer also provides contract land drilling services to oil and gas operators in Texas, Appalachia and Rocky Mountain regions and internationally in Colombia. Pioneer is headquartered in San Antonio, Texas.

Contact:

Dan Petro, CFA, Vice President, Treasury and Investor Relations

Pioneer Energy Services

(210) 828-7689

Cautionary Statement Regarding Forward-Looking Statements

Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements made in good faith that are subject to risks, uncertainties and assumptions. These forward-looking statements are based on our current beliefs, intentions, and expectations and are not guarantees or indicators of future performance. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always identifiable by the use of the words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans, “intends,” “estimated,” “projects,” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements. Our actual results, performance or achievements, or industry results, could differ materially from those we express in the foregoing discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry and improvements in our competitors’ equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under debt agreements, including our DIP facility, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing units and wireline units within the industry, the continued availability of new components for drilling rigs, well servicing rigs, coiled tubing units and wireline units, the continued availability of qualified personnel, the success or failure of our acquisition strategy, the occurrence of cybersecurity incidents, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2018 including under the headings “Risk Factors” in Item 1A and “Special Note Regarding Forward-Looking Statements” in the Introductory Note to Part I. In addition, our actual results could be affected by the risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company to consummate the transactions contemplated by the restructuring with respect to the Chapter 11 Cases, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the restructuring, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the ability to operate the Company’s business and consummate the transactions contemplated by the restructuring, (ix) the transactions contemplated by the DIP Facility and the restructuring being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (xi) the Company’s ability to maintain contracts, trade credit and other customer and/or vendor relationships that are essential to the Company’s operations, and (xii) the Company’s ability to retain key executives and employees. These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) recognize that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.